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                                                                     EXHIBIT 4.1

                     FORM OF COMMON STOCK PURCHASE WARRANT

    THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

ACACIA RESEARCH CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

    This certifies that, for value received,                     ("the Holder")
is entitled to subscribe for and purchase up to [   ] shares (subject to
adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of Acacia Research Corporation, a California corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

    As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

    This Warrant is issued pursuant to that certain Subscription Agreement between the Holder and the Company dated December 1, 1997.

    1.  TERM OF WARRANT; CALLABILITY BY COMPANY.

    The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on the date hereof and ending November 30, 2000. However, during the three-year period, the Company will have the right to redeem all of the Warrants on 30 days prior written notice at a redemption price of $0.01 per Warrant if the closing bid price of the Company's Common Stock averages $15.00 or above for 20 consecutive trading days after the Common Stock reaches a closing bid price of at least $15.00 on the Nasdaq National Market System. If the Company elects to exercise its redemption right, the Holder of this Warrant may either exercise the Warrant, in whole or in part, or tender the Warrant to the Company for redemption, in whole or in part. Within five business days after the end of the 30-day period, the Company will mail a check for the redemption price to the Holder of this Warrant should this Warrant remain outstanding in whole or in part as of the end of the 30-day period, whether or not the Holder has surrendered this Warrant for redemption. This Warrant may not be exercised after the end of such 30-day period.

    2.  WARRANT PRICE.

    The Warrant Price is $10.00 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

    3.  METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

    Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached

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hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 day period.

    4.  STOCK FULLY PAID; RESERVATION OF SHARES.

    All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

    5.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

    The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events:

        (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, the Company, or such successor, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a Holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subparagraph (a) shall similarly apply to successive reclassification, changes, consolidations and mergers.

        (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, or distribute dividends on its Common Stock payable in Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination or dividend.

        (c) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price pursuant to any of subparagraphs (a)-(c) of this Section 5, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

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    6.  NOTICE OF ADJUSTMENTS.

    Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

    7.  FRACTIONAL SHARES.

    No fractional shares of Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

    8.  COMPLIANCE WITH SECURITIES ACT.

    The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

       "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.".

    9.  TRANSFER AND EXCHANGE OF WARRANT.

    This Warrant is not transferrable or exchangeable without the consent of the Company.

    10.  MISCELLANEOUS.

        (a) NO RIGHTS AS SHAREHOLDER. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

        (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the

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    Company or, in the case of mutilation, on surrender and cancellation of this
    Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

        (c) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

        (d) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of California.

    This Warrant is executed as of this 1st day of December, 1997.

                                ACACIA RESEARCH CORPORATION

                                By:
                                     -----------------------------------------
                                Name:
                                Title:

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                                                                       EXHIBIT 1

                               NOTICE OF EXERCISE

TO: ACACIA RESEARCH CORPORATION

    1.  The undersigned hereby elects to purchase        shares of Common Stock
of Acacia Research Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

    2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the Holder at the address specified below:

------------------------------
            (Name)

------------------------------

------------------------------
          (Address)

    3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

[NAME OF HOLDER]
------------------------------

------------------------------
Signature

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